ARTICLES OF INCORPORATION
OF
HIP CUISINE, INC.

The undersigned Incorporator hereby subscribes to and adopts these Articles of Incorporation for the purpose of organizing a business corporation for profit under the Florida Business Corporation Act, Florida Statutes Chapter 607.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be:

HIP CUISINE, INC.

FILED
14 MAR 24 AM 9:26
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and the mailing address of this Corporation is:

2250 NW 114th Ave. Unit 1P
PTY 11020
Miami, FL 33172-3652

ARTICLE III
NATURE OF CORPORATE BUSINESS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock having a $0.001 par value, and 1,000,000 shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Holders of Common or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

FILED
14 MAR 24 AM 9:26
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
INITIAL REGISTERED OFFICE AND AGENT

The address of the initial Registered Office of this Corporation is 500 N. Francisco Street, Unit #121, Clewiston, Florida 33440. The name of the initial Registered Agent of this Corporation at that address is William D. O'Neal.

ARTICLE VII
BOARD OF DIRECTORS

The business of this Corporation shall be managed by its Board of Directors. The initial Board of Directors shall consist of one (1) member. The names and addresses of the members of the first Board of Directors are:

Natalia Alejandra Lopera
Carrera 49B 26B-50
Unidad Ciudad Central Apartamento 1919 Torre 1, Bello
Antioquia, Colombia.

The members of the First Board of Directors shall hold office until their respective successors are elected and qualified in accordance with or as otherwise provided by the Bylaws of this Corporation. The number of Directors of this Corporation set forth in these Articles of Incorporation shall be the authorized number of Directors until that number is changed by or in accordance with the Bylaws of this Corporation.

ARTICLE VIII
INCORPORATOR

The name and street address of the person signing these Articles of Incorporation as the Incorporator is:

William D. O'Neal
500 N. Francisco Street, Unit #121
Clewiston, Florida 33440

IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation for profit to do business under the laws of Florida, have executed these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, on this 19th day of March, 2014.

William D. O'Neal, Incorporator

FILED
14 MAR 24 AM 9:26
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

HIP CUISINE, INC.
CERTIFICATE OF DESIGNATION OF
REGISTERED AGENT AND REGISTERED OFFICE

Pursuant to the provisions of Section 607.0501 of the Florida Statutes, the undersigned Corporation, organized under the laws of the State of Florida, submits the following statement in designating the Registered Office and Registered Agent of the Corporation in the State of Florida:

1. The name of the Corporation is: HIP CUISINE, INC.

2. The name and address of the Registered Agent and Registered Office of the Corporation is:

William D. O'Neal
500 N. Francisco Street, Unit #121
Clewiston, Florida 33440
Telephone (530) 386-8085
Facsimile (888) 353-8842

FILED
14 MAR 24 AM 9:26
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

HIP CUISINE, INC.

By: ______________________
William D. O'Neal, Incorporator

William D. O'Neal having an address of 500 N. Francisco Street, Unit #121, Clewiston, FL 33440, and having been named the Registered Agent of Hip Cuisine, Inc., the above stated Corporation, at the place designated in this certificate, hereby accepts the appointment as Registered Agent, agrees to act in this capacity and is familiar with and accepts the obligations of the position of Registered Agent under Florida Statutes Section 607.0505.

Dated: March 19, 2014

By______________________
William D. O'Neal